Exhibit 5.1

Seaport West 155 Seaport Boulevard Boston, MA 02210-2600 617 832 1000 main 617 832 7000 fax

September 26, 2014

By EDGAR

Applied Genetic Technologies Corporation

11801 Research Drive

Suite D

Alachua, Flordia 32615

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are familiar with the registration statement on Form S-8 (the “Registration Statement”) being filed by Applied Genetic Technologies Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the offering by the Company of up to 2,929,547 shares (the “Shares”) of its common stock, $0.001 par value (“Common Stock”), which consists of:

1. 57,825 shares of Common Stock issuable upon exercise of outstanding stock options granted pursuant to the Company’s 2001 Stock Option Plan (the “2001 Option Plan”);

2. 653,960 shares of Common Stock issuable upon exercise of outstanding stock options granted pursuant to the Company’s 2011 Stock Incentive Plan (the “2011 Incentive Plan”);

3. 489,364 shares of Common Stock issuable upon exercise of outstanding stock options granted pursuant to the Company’s 2013 Equity and Incentive Plan (the “2013 Incentive Plan”);

4. 1,599,827 shares of Common Stock issuable pursuant to awards that may be issued in the future under the 2013 Incentive Plan; and

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September 26, 2014

5. 128,571 shares of Common Stock issuable pursuant to the Company’s 2013 Employee Stock Purchase Plan (the “2013 ESPP” and, together with the 2001 Option Plan, the 2011 Incentive Plan and the 2013 Incentive Plan, the “Plans”).

In arriving at the opinion expressed below, we have examined and relied on the Certificate of Incorporation and By-Laws of the Company, each in the form certified to us by the Company, the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company, the Registration Statement and the Plans.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such examination of law, as we have deemed appropriate as a basis for the opinion expressed below.

We assume that all Shares to be granted or issued upon exercise of options granted or to be granted or pursuant to other awards granted or to be granted pursuant to the Plans will be issued in accordance with the applicable terms of the Plans and that the purchase price of the Shares, or the value of other consideration received or to be received by the Company for the Shares, will be valid consideration equal to or in excess of the par value thereof.

In rendering the opinions expressed below, we express no opinion other than as to the federal laws of the United States and the Delaware General Corporation Law, including the statutory provisions contained therein, applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these provisions.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that the Shares, when issued and delivered upon the exercise of options or pursuant to other awards granted or to be granted pursuant to the Plans and against the receipt of the purchase price or other consideration therefor, will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm under the caption, “Interests of Named

September 26, 2014

Experts and Counsel.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law, as published in 53 Business Lawyer 831 (May 1998).

Very truly yours,

FOLEY HOAG LLP

By:	/s/ Robert W. Sweet, Jr.
A Partner